Exhibit 10.9
SECOND AMENDMENT OF THE
OLD NATIONAL BANCORP

DIRECTORS DEFERRED COMPENSATION PLAN
(As Amended and Restated Generally Effective as of January 1, 2020)
WHEREAS, Old National Bancorp (the “Corporation”) maintains the Old National Bancorp Directors Deferred Compensation Plan (As Amended and Restated Generally Effective as of January 1, 2020) (the “Plan”);
WHEREAS, pursuant to the authority contained in Article X of the Plan, the Corporation reserved the right to amend the Plan; and
WHEREAS, the Corporation now wishes to amend the Plan to reflect a one-time opportunity for Participants to elect to reallocate deemed investments under the Plan.
NOW, THEREFORE, pursuant to the power reserved to the Corporation under Article X of the Plan, the Plan is hereby amended, effective November 1, 2022, in the following particulars:
1.The Section 6.04(a) of the Plan is restated in its entirety and replaced with the following:
(a)        For purposes of determining the earnings and losses credited to a Participant’s Account, the Participant may elect for his Account to be deemed invested in Company Stock and/or deemed invested in the Index Fund. The portion of the Participant’s Account deemed invested in either Company Stock or deemed invested in the Index Fund shall be a whole percentage, with the aggregate invested equal to 100% of the Participant’s Account. To elect either Company Stock and/or the Index Fund in which he wishes for his Account to be deemed invested, accordingly, or to change an existing election (for future deferrals to the Participant’s Account only), a Participant must file an Applicable Form with the Administrator specifying his election. The Participant’s election shall become effective as soon as administratively practicable after it is received by the Administrator. In the absence of an effective election pursuant to this Section, the Participant’s Accounts shall be deemed invested in the Index Fund. The Participant may not change a Company Stock deemed investment election for deferrals that have been contributed to his Account; provided, that Participants shall have a one-time opportunity to elect to change such elections as determined by the Administrator in conjunction with changes made to the Index Fund in 2022 and subject to the Company’s Insider Trading and Compliance Procedure. Notwithstanding the preceding provisions, deferrals of a Participant’s Stock Compensation shall be deemed invested in Company Stock and such investment cannot be changed.

IN WITNESS WHEREOF, the Corporation caused this Second Amendment to be executed on its behalf this 2nd day of November 2022, but effective as provided herein.

OLD NATIONAL BANCORP

By:    /s/ Nicholas J. Chulos
Nicholas J. Chulos, Chief Legal Officer and Corporate Secretary